UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

April 21, 2004 (April 20, 2004)
Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

157 Technology Drive Irvine, California (Address of principal executive offices)	92618 (Zip Code)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required Regulation FD Disclosure.

     On April 21, 2004, we issued a press release announcing that we agreed to sell approximately 3.2 million shares of our common stock for aggregate proceeds of approximately $25 million to select institutional investors in a private placement transaction, subject to certain conditions. In addition, purchasers of the common stock will receive warrants to purchase up to approximately 1.1 million shares of common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibits:	Description of Document
99.1	Press Release dated April 21, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2004

SPECTRUM PHARMACEUTICALS, INC.

	By:	/s/ Rajesh C. Shrotriya

Name: Rajesh C. Shrotriya, M.D. Title: Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibits:	Description of Document
99.1	Press Release dated April 21, 2004.